Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment #1) of our report dated March 23, 2012 with respect to the audited consolidated financial statements of Dune Energy, Inc for the year ended December 31, 2011 and 2010.

We also consent to the reference to us as “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone–bailey.com

Houston, Texas

April 27, 2012